Exhibit 10.2

To:	ViroPharma Incorporated 730 Stockton Drive Exton, PA 19341

A/C	YMJTD0

From:	Credit Suisse International One Cabot Square London E14 4QJ England

Subject:	Agreement with respect to Issuer Warrant Transaction Reference No. 50302803

Date:	March 19, 2009

This letter agreement (this “Agreement”) relates to the Transaction (the “Transaction”) entered into between Credit Suisse International (“Dealer”) represented by Credit Suisse, New York branch (“Agent”) as its agent, and ViroPharma Incorporated (“Counterparty”), pursuant to a letter agreement dated March 20, 2007 entitled Issuer Warrant Transaction (Reference Number: 50302803) (the “Confirmation”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Confirmation.

The purpose of this Agreement is to set forth certain understandings with respect to the Additional Termination Event set forth in Section 8(k)(i) of the Confirmation.

1. Agreement. The parties agree that, in the event that the Dealer determines that an Additional Termination Event of the type set forth in Section 8(k)(i) of the Confirmation has occurred, Dealer shall so notify the parties hereto (a “Termination Notice”, which notice shall include the number of affected Warrants), and the provisions of this Section 1 shall apply in lieu of Sections 6(a), 6(b), 6(c) and 6(d) of the Agreement (as defined in the Confirmation). The Calculation Agent shall determine Loss using the Average VWAP Price (as defined below) corresponding to the date of the Termination Notice (the “Notice Date”) as the current Share price input, and Counterparty shall pay the amount of such Loss on the corresponding Payment Date (as defined below). Promptly following the determination of such Loss, the Calculation Agent shall deliver to the parties a notice substantially in the form of Schedule A hereto.

Averaging Dates:	For each Notice Date, the immediately following Exchange Business Day.

Average VWAP Price:	For each Notice Date, the arithmetic average of the Daily Average Price on each of the Averaging Dates corresponding to such Notice Date.

Daily Average Price:	For any Exchange Business Day, as determined by the Calculation Agent based on the New York Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session), as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Exchange Business Day, on Bloomberg page “VPHM.Q<Equity>AQR” (or any successor thereto) (or if such published volume weighted average price is unavailable or is manifestly incorrect, the market value of one

Share on such Exchange Business Day, as determined by the Calculation Agent using a volume weighted method).

Exchange:	The NASDAQ Global Select Market

Consequences of Disrupted Days:	Notwithstanding anything to the contrary in this Agreement or the Equity Definitions, if any Averaging Date is a Disrupted Day, the Calculation Agent may, if appropriate in light of market conditions, regulatory considerations or otherwise, take any or all of the following actions: (i) postpone such Averaging Date in accordance with Section 6.7 of the Equity Definitions as if “Modified Postponement” were applicable or (ii) determine that such Averaging Date is a Disrupted Day only in part, in which case the Calculation Agent shall (A) determine the Daily Average Price for such Averaging Date based on transactions in the Shares on such Averaging Date effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, as applicable, and (B) designate the immediately following Exchange Business Day that is not already an Averaging Date as an Averaging Date (with the provisions of this paragraph applying successively to each such Exchange Business Day so designated) and determine the Loss using an appropriately weighted average of the Daily Average Prices on the Averaging Dates. Section 6.7(c)(iii)(A) of the Equity Definitions is hereby amended by replacing the word “shall” in the sixth line thereof with the word “may,” and by deleting clause (2) thereof. Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed a Disrupted Day in full.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Payment Date:	The date one Settlement Cycle following the final Averaging Date.

3. Representations and Warranties.

(a)	Each party represents to the other party that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii) It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(iv) All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(vi) It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(b)	Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i) On the date hereof, (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties with respect to the treatment of this Agreement under FASB Statements 128, 133, 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii) Prior to the date hereof, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors authorizing this Agreement and such other certificate or certificates as Dealer shall reasonably request.

(iv) Counterparty is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(v) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi) On the date hereof and on each Payment Date (A) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (B) the capital of Counterparty is adequate to conduct the business of Counterparty and (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(vii) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(viii)(A) During the term of this Agreement, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the second Exchange Business Day immediately following the Settlement Period.

(c)	Counterparty acknowledges that:

(i) In connection with this Agreement, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust or unwind its hedge position with respect to the Transaction.

(ii) Dealer and its affiliates may also be active in the market for the Shares other than in connection with activities in relation to this Agreement or the Transaction.

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to any Daily Average Price.

(iv) Any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as any Daily Average Price, in a manner that may be adverse to Counterparty.

(v) This Agreement relates to the Transaction; Dealer may purchase shares for its own account at an average price that may be greater than, or less than, any Daily Average Price.

4. Termination of this Agreement. This Agreement shall terminate upon the earlier of (i) the Business Day following the election by either Dealer or Counterparty to terminate this Agreement by providing written notice to the other party and (ii) March 26, 2009, except that (a) the obligation to pay the Loss related to any Notice Date occurring on or prior to the date of termination of this Agreement shall survive the termination of this Agreement until such payment is made and (b) the representations and warranties set forth above in Section 2 of this Agreement shall survive the termination of this Agreement without limitation.

5. No Netting and Set-off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under this Agreement against any delivery or payment obligations owed to it by the other party, whether arising under the this Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

7. Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF COUNTERPARTY OR ITS AFFILIATES OR DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE).

9. Role of Agent. For the avoidance of doubt, Section 8(t) of the Confirmation shall apply to the transactions contemplated by this Agreement.

Counterparty hereby agrees (a) to check this Agreement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to this Agreement, by manually signing this Agreement or this page hereof as evidence of agreement to such terms and providing the other information required herein and immediately returning an executed copy to Credit Suisse, New York branch, Eleven Madison Avenue, New York, NY 10010-3629, Facsimile No. (212) 325-8173.

Yours faithfully,

CREDIT SUISSE INTERNATIONAL

By:	/s/ Barry Dixon
Name:	Barry Dixon
Title:	Authorized Signatory

By:	/s/ Shui Wong
Name:	Shui Wong
Title:	Authorized Signatory

CREDIT SUISSE, NEW YORK BRANCH, AS AGENT FOR CREDIT SUISSE INTERNATIONAL

By:	/s/ Louis Impellizeri
Name:	Louis Impellizeri
Title:	Authorized Signatory

By:	/s/ Christy Grant
Name:	Christy Grant
Title:	Authorized Signatory

Agreed and Accepted By:

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Name:	Vincent J. Milano
Title:	President and CEO

SCHEDULE A

CALCULATION AGENT’S NOTICE

To:	ViroPharma Incorporated 730 Stockton Drive Exton, PA 19341

A/C:	YMJTD0

From:	Credit Suisse International, as Calculation Agent

Re:	Agreement with respect to the Issuer Warrant Transaction Ref. No. 50302803

Date:	[ ]

Reference is hereby made to the Agreement (the “Agreement With Respect to Issuer Warrants”) dated as of March 19, 2009 between Credit Suisse International (“Dealer”), represented by Credit Suisse, New York branch (“Agent”) as its agent, and ViroPharma Incorporated (the “Issuer”) relating to the Issuer Warrant Transaction (Ref. No. 50302803).

Any capitalized terms used herein but not defined shall have the meanings set forth in the Agreement With Respect to Issuer Warrants.

On the Notice Date specified below, Dealer notified Counterparty of the occurrence of an Additional Termination Event of the type described in Section 8(k)(i) of the Confirmation. The Calculation Agent hereby notifies the parties of the following terms under, and as defined in, the Agreement With Respect to Issuer Warrants, relating to such Notice Date:

Notice Date:

Number of Affected Warrants:

Averaging Date(s):

Average VWAP Price:

Loss:

Yours sincerely,

CREDIT SUISSE INTERNATIONAL

By:
Authorized Signatory